Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Cathy Maloney, VP, Investor Relations 508-651-6650 cmaloney@bjs.com

BJ’S WHOLESALE CLUB ANNOUNCES EARNINGS FOR Q-4 AND FULL YEAR

Provides Earnings Guidance for 2010

NATICK, MA — March 3, 2010—- BJ’s Wholesale Club, Inc. (NYSE: BJ) today reported net income of $55.1 million, or $1.01 per diluted share, for the fourth quarter ended January 30, 2010. These results included post-tax income of $1.8 million, or $0.03 per diluted share, related to payments the Company received from a class action settlement involving the credit card interchange fees charged by MasterCard and Visa. Fourth quarter results also included post-tax income of $1.7 million, or $0.03 per share, from an adjustment to legal reserves originally established in 2004. Legal claims made against the Company related to these reserves were resolved during the fourth quarter.

Fourth Quarter	2009		2008
($ in millions except per share amounts)	$	Diluted EPS	$	Diluted EPS
Reported net income GAAP	$55.1	$1.01	$52.7	$0.91
Post-tax adjustments:
Income from favorable state income tax audits	—	—	($1.3)	($0.02)
Income from MasterCard/VISA Settlement	($1.8)	($0.03)	—	—
Adjustment to Legal Reserves	($1.7)	($0.03)	—	—

Subtotal of post-tax adjustments	($3.5)	($0.06)	($1.3)	($0.02)

Adjusted net income non-GAAP	$51.6	$0.95	$51.3	$0.89

For the full year 2009, the Company reported net income of $132.1 million, or $2.42 per diluted share. In addition to the two income items mentioned above in connection with the fourth quarter, full year 2009 results included post-tax expense of $6.9 million, or $0.13 per diluted share to establish a reserve in connection with a proposed settlement of a legal claim. This settlement resolves wage and hour job classification claims.

Full Year	2009		2008
($ in millions except per share amounts)	$	Diluted EPS	$	Diluted EPS
Reported net income GAAP	$132.1	$2.42	$134.6	$2.28
Post-tax adjustments:
Income from favorable state income tax audits	—	—	($3.3)	($0.06)
Expense for club closing reserve	—	—	$0.5	$0.01
Charge for wage and hour litigation settlement	$6.9	$0.13	—	—
Income from MasterCard/VISA Settlement	($1.8)	($0.03)	—	—
Adjustment to Legal Reserves	($1.7)	($0.03)	—	—

Subtotal of post-tax adjustments	$3.4	$0.06	($2.8)	($0.05)

Adjusted net income non-GAAP	$135.6	$2.48	$131.8	$2.23

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BJ’s Wholesale Club

March 3, 2010

For the fourth quarter ended January 30, 2010, total sales increased by 9.4% to $2.74 billion, and comparable club sales increased by 4.6%, including a contribution from sales of gasoline of 2.3%. For the year ended January 30, 2010, total sales rose by 1.6% to $9.95 billion and comparable club sales decreased by 1.9%, including a negative impact from sales of gasoline of 5.9%. Excluding the impact of gasoline sales, merchandise comparable club sales increased by 4.0% for the full year.

	Q-4 Ended January 30, 2010	Fifty-two Weeks Ended January 30, 2010
Merchandise comparable club sales	2.3%	4.0%
Impact of gasoline sales	2.3%	(5.9%)

Comparable club sales	4.6%	(1.9%)

During the fourth quarter of 2009, the Company repurchased 1.7 million shares of BJ’s common stock at an average cost of $33.17 per share, for a total expenditure of approximately $57.2 million. For the year, BJ’s repurchased 4.1 million shares of common stock at an average cost of $31.08 per share, for a total expenditure of approximately $127.5 million. As of January 30, 2010, approximately $81.1 million remained available for repurchase under the existing Board authorization.

Earnings Guidance for the First Quarter and Fiscal Year Ending January 29, 2011

For fiscal 2010, on a GAAP basis, the Company expects to report net income in the range of $133.1 to $138.1 million, and earnings per diluted share in the range of $2.54 to $2.64. For the first quarter of 2010, on a GAAP basis, the Company expects to report net income in the range of $21.3 to $ 23.7 million and earnings per diluted share in the range of $0.40 to $0.45.

Fourth Quarter and Year End 2009 Earnings Conference Call

BJ’s management will host a conference call today at 8:30 a.m. ET to discuss information included in this press release and related matters. The conference call will be available through webcast and replay from BJ’s investor relations website at http://www.bjsinvestor.com/events.cfm.

About BJ’s Wholesale Club

BJ’s introduced the wholesale club concept to New England in 1984 and has since expanded to become a leading warehouse chain in the eastern United States. The Company currently operates 187 BJ’s Wholesale clubs in 15 states. BJ’s press releases and filings with the SEC are available on the Internet at www.bjsinvestor.com.

Additional Information

Supplemental financial information, including detailed sales information for the fourth quarter and full year, 2009, and earnings guidance for the first quarter and full year, 2010, which has historically been provided during the

Company’s fourth quarter earnings conference call, is available on the Form 8-K submitted by the Company today to the SEC. To access this information, visit www.bjsinvestor.com/sec.cfm.

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BJ’s Wholesale Club

March 3, 2010

Forward-Looking Statements

This press release contains forward-looking statements as defined by The Private Securities Litigation Reform Act of 1995, including the information under the heading “Earnings Guidance for the First Quarter and Fiscal Year Ending January 29, 2011”. Actual results may differ materially from those indicated by these forward-looking statements. Factors that may cause or contribute to such differences include, without limitation, levels of gasoline profitability, levels of customer demand, economic and weather conditions, the rate of inflation or deflation, federal, state and local regulation in the Company’s markets, federal budgetary and tax policy, litigation, competitive conditions and other factors discussed in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended January 31, 2009. Any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

—See Attached Financial Tables —

BJ’s Wholesale Club, Inc. and Consolidated Subsidiaries

STATEMENTS OF INCOME (Unaudited)

(Dollars in Thousands Except Per Share Amounts)

	Quarter Ended		Fiscal Year Ended
	January 30, 2010	January 31, 2009	January 30, 2010	January 31, 2009

Net sales	$2,738,341	$2,502,085	$9,954,384	$9,802,237
Membership fees	46,281	44,655	181,872	177,530
Other revenues	13,196	11,249	50,725	47,599

Total revenues	2,797,818	2,557,989	10,186,981	10,027,366

Cost of sales, including buying and occupancy costs	2,482,372	2,268,147	9,080,845	9,003,978
Selling, general and administrative expenses	222,823	201,930	875,238	798,725
Reversal of provision for credit card claims	(2,902)	—	(2,902)	—
Preopening expenses	2,697	2,059	10,013	3,736

Operating income	92,828	85,853	223,787	220,927
Interest income (expense), net	(343)	(29)	(719)	764

Income from continuing operations before income taxes	92,485	85,824	223,068	221,691
Provision for income taxes	37,319	33,017	90,533	85,871

Income from continuing operations	55,166	52,807	132,535	135,820
Loss from discontinued operations, net of income taxes	(101)	(148)	(399)	(1,237)

Net income	$55,065	$52,659	$132,136	$134,583

Basic earnings per common share:
Income from continuing operations	$1.04	$0.93	$2.47	$2.34
Loss from discontinued operations	(0.01)	(0.01)	—	(0.02)

Net income	$1.03	$0.92	$2.47	$2.32

Diluted earnings per common share:
Income from continuing operations	$1.01	$0.91	$2.42	$2.30
Loss from discontinued operations	—	—	—	(0.02)

Net income	$1.01	$0.91	$2.42	$2.28

Number of common shares for earnings per share computations:
Basic	53,236,204	56,906,967	53,543,461	58,058,061
Diluted	54,466,102	57,773,814	54,658,211	58,948,955

BJ’s clubs in operation - end of period	187	180

BJ’s Wholesale Club, Inc. and Consolidated Subsidiaries

CONDENSED BALANCE SHEETS (Unaudited)

(Dollars in Thousands)

	January 30, 2010	January 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$58,752	$51,157
Accounts receivable	128,137	124,498
Merchandise inventories	930,289	859,520
Current deferred income taxes	18,252	13,936
Prepaid expenses	37,197	27,364

Total current assets	1,172,627	1,076,475
Property, net of depreciation	961,841	914,578
Deferred income taxes	5,553	8,033
Other assets	26,066	22,350

TOTAL ASSETS	$2,166,087	$2,021,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt	$608	$567
Accounts payable	665,907	583,367
Closed store lease obligations	1,687	2,006
Accrued expenses and other current liabilities	337,877	322,759

Total current liabilities	1,006,079	908,699
Long-term debt, less portion due within one year	540	1,148
Noncurrent closed store lease obligations	8,291	9,336
Other noncurrent liabilities	117,810	117,449
Stockholders’ equity	1,033,367	984,804

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,166,087	$2,021,436

BJ’s Wholesale Club, Inc. and Consolidated Subsidiaries

CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

(Dollars in Thousands)

	Fiscal Year Ended
	January 30, 2010	January 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$132,136	$134,583
Reversal of provision for credit card claims	(2,902)	—
Provision for closing and impairment costs	861	1,371
Depreciation and amortization	112,777	107,609
Share-based compensation expense	22,011	19,398
Deferred income taxes	(1,490)	8,507
Decrease (increase) in merchandise inventories, net of accounts payable	633	(18,272)
Decrease in closed store lease obligations	(1,605)	(2,269)
Other	35,834	(26,986)

Net cash provided by operating activities	298,255	223,941

CASH FLOWS FROM INVESTING ACTIVITIES
Property additions	(176,396)	(138,039)
Property disposals	—	8,722
Purchase of marketable securities	(436)	(245)
Sale of marketable securities	31	349

Net cash used in investing activities	(176,801)	(129,213)

CASH FLOWS FROM FINANCING ACTIVITIES
Excess tax benefit from exercise of stock options	1,047	3,338
Purchase of treasury stock	(127,549)	(170,163)
Proceeds from issuance of common stock	13,235	26,494
Dividends paid	(25)	(25)
Repayment of long-term debt	(567)	(529)

Net cash used in financing activities	(113,859)	(140,885)

Net increase (decrease) in cash and cash equivalents	$7,595	$(46,157)